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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 14, 2002
Date of Report (date of earliest event reported)
ADVENT SOFTWARE, INC. (Exact name of Registrant as specified in its charter)
State of Delaware (State or other jurisdiction of incorporation or organization)	0-26994 (Commission File Number)	94-2901952 (I.R.S. Employer Identification Number)
301 Brannan Street San Francisco, California 94107 (Address of principal executive offices)
(415) 543-7696
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

ADVENT SOFTWARE, INC.
FORM 8-K

Item 2. Acquisition or Disposition of Assets

        Effective February 14, 2002, Advent Software, Inc., a Delaware corporation (the "Registrant"), acquired Kinexus Corporation, a Delaware Corporation ("Kinexus") pursuant to an Agreement and Plan of Merger (the "Agreement") by and among Registrant, Kinexus and Kayak Acquisition Corp., ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of the Registrant. Pursuant to the Agreement, Merger Sub was merged with and into Kinexus (the "Merger") and the Kinexus shareholders received in the aggregate (i) $37,782,000 in cash, (ii) a warrant for 165,176 shares of Registrant's Common Stock and (iii) the ability to earn up to $115 million in cash or stock at the election of the Registrant if Kinexus achieves certain performance criteria in exchange for their Kinexus capital stock. The description contained in this Item 2 of the Merger and the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1.

        Of the $37,782,000 of cash issued as part of the Merger, $3,777,700 was placed into escrow to be held as security for losses incurred by the Registrant in the event of certain breaches of the representations and warranties covered in the Agreement or certain other events.

        The consideration paid by the Registrant was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of Kinexus, including valuations of comparable companies and the business and operating results of Kinexus.

        The shares of Registrant's Common Stock issuable upon exercise of the warrant were not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemptions provided by Section 4(2) under the Securities Act.

Item 7. Financial Statements and Exhibits

  (a)
  Financial statements of the business acquired.

          (1)  The financial statements by this item will be filed by amendment not later than 60 days after the date of this initial report on Form 8-K.

  (b)
  Pro forma financial information.

          (1)  The pro forma financial statements required by this item will be filed by amendment not later than 60 days after the date of this initial report on Form 8-K.

  (c)
  Exhibits

          2.1  Agreement and Plan of Merger dated December 31, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENT SOFTWARE, INC.
	By:	/s/ Irv H. Lichtenwald Irv H. Lichtenwald Chief Financial Officer
Date: March 1, 2002

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits
SIGNATURES